UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 28, 2008
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA (Address of principal executive offices)	01843 (Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2008, Peter P. Phildius, a director of NxStage Medical, Inc. (“NxStage” or the “Company”) resigned from the Board of Directors of NxStage due to other business and personal commitments, effective immediately. At the time of his resignation, Mr. Phildius was a member of the Compensation and Nominating and Corporate Governance Committees.
On October 27, 2008 the Board of Directors appointed Earl R. Lewis to its Board of Directors. The appointment of Mr. Lewis to the Board fills the vacancy created by the resignation of Mr. Phildius, and brings the total number of directors on the Board to eight. Mr. Lewis will serve as a director until NxStage’s 2009 annual meeting of stockholders. Mr. Lewis was not appointed to any committees of NxStage’s Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: October 28, 2008	By:	/s/ Winifred L. Swan
Winifred L. Swan
Secretary

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